SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2006

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

Consolidated Container Company LLC (“CCC”) announced today to its bank lenders that it intends to seek an amendment to its senior credit facility. The proposed amendment request will provide CCC with additional flexibility to continue to execute its current acquisition and expansion strategy. The proposed amendment will have two primary components in addition to other minor modifications. The amendment will: (i) permit additional acquisitions on a going-forward basis in an aggregate amount of up to $65 million in consideration (exclusive of assumed debt and seller notes) and (ii) permit CCC, subject to certain conditions, to borrow up to an additional $50 million of incremental term loans under the senior credit facility primarily to finance future acquisitions. Management believes that one of the primary reasons for the recent financial success of CCC through the second quarter 2006 has been the successful acquisition and integration of complimentary businesses that began in early 2005. Although no assurances can be given that the proposed amendment will be entered into, management believes that the requested amendment will allow CCC to further implement this strategy.

The foregoing may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the timing and effects of acquisitions, the ability to enter into an amendment to the credit facility, and the terms of any amendment to the credit agreement reflect CCC’s current expectations and beliefs, are not guarantees of performance of CCC and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) CCC and its bank lenders may be unable to agree upon the terms of a definitive amendment; (2) problems may arise in successfully integrating recent and future acquisitions; (3) the company may be unable to consummate future acquisitions on favorable terms, if at all; (4) the amendment to the credit agreement may involve unexpected costs; and (5) the business of CCC may suffer as a result of uncertainty surrounding the amendment or any future acquisition. For a further discussion of other risks, uncertainties, assumptions and other factors, see CCC’s filings with the Securities and Exchange Commission. CCC undertakes no duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: July 13, 2006